Exhibit 99.1

Albertsons Companies Issues Statement Regarding the Temporary Restraint of its Special Dividend Payment as a Result of Washington State Court’s Temporary Restraining Order

BOISE, Idaho — Nov. 3, 2022 — Albertsons Companies (NYSE: ACI) (“Albertsons Cos.” or “the Company”) today announced that the Attorney General of the State of Washington has been granted a temporary restraining order (“TRO”) by a Commissioner assistant to the Judge. The TRO restrains the Company from paying the previously announced $6.85 per common share Special Dividend (the “Special Dividend”), originally scheduled to be paid on November 7, 2022. The Order enables the Court to consider the merits at a hearing scheduled for November 10, 2022. The Order remains in effect until November 10, 2022, unless within that time, an order is entered extending or dismissing the TRO.

Albertsons Cos. intends to seek to overturn the restraint as quickly as possible because the temporary order was based on the incorrect assertion that payment of the Special Dividend would impair its ability to compete while its proposed merger (the “Merger”) with The Kroger Co. (“Kroger”) is under antitrust review. A hearing on the State of Washington’s request for a preliminary injunction is scheduled for November 10, 2022.

Albertsons Cos. continues to maintain that the lawsuit brought by the State of Washington, and the similar lawsuit brought by the Attorneys General of California, Illinois, and the District of Columbia are meritless and provide no legal basis for canceling or postponing a dividend that has been duly and unanimously approved by Albertsons Cos.’ fully informed Board of Directors. Albertsons Cos. is a thriving business which has delivered over $75 billion in revenues in the rolling four quarters ended September 10, 2022, following strong performance of $71.9 billion in revenues in fiscal 2021. Albertsons Cos. is well-capitalized, with limited debt and significant free cash flow and is in a strong position financially. The size of the dividend reflects the Company’s strength, rather than the illogical and damaging accusation that it is an attempt to weaken the Company.

The Company’s plan to return capital to stockholders is part of its long-stated capital-return strategy and does not change the fact that Albertsons Cos. is in the strongest financial position it has ever been. The Company remains fully committed to investing in the associates, stores, and digital capabilities that have made its recent growth and strong performance possible. Albertsons Cos. is confident that it will continue to make strategic progress following the payment of the Special Dividend, given its strong cash flows and low debt profile. After payment of the Special Dividend, Albertsons Cos. will have approximately $3.0 billion of liquidity, including approximately $500 million in cash and approximately $2.5 billion available under its already existing asset-based lending facility, and expects to continue to generate strong revenues and positive free cash flow, furthering increasing liquidity.

Albertsons Cos. intends to argue vigorously based on the factual record that there is simply no basis to continue restraining the payment of the Special Dividend.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about the Special Dividend and the payment thereof. They include statements which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC.